                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789) and (333-12789, and 333-24581);
Form S-3 (333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective
Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation for the year ended December 31, 1995 which report appears in this Annual Report on Form 10-K of U.S. Office Products Company.



/s/ BDO Seidman, LLP                       BDO SEIDMAN, LLP
--------------------

  Atlanta, Georgia
  July 20, 1998